EXHIBIT 10.1
                                FIFTH AMENDMENT
                                    TO THE
                     AMENDED AND RESTATED BORROWING AGREEMENT


   THIS FIFTH AMENDMENT TO THE AMENDED AND RESTATED BORROWING AGREEMENT (the "Amendment") dated as of April 2, 1998, is between SPS TRANSACTION SERVICES, INC. ("Borrower") and MORGAN STANLEY DEAN WITTER & CO. (formerly, Dean Witter, Discover & Co.) ("Lender").

   WHEREAS, Borrower and Lender are parties to an Amended and Restated Borrowing Agreement, dated as of September 1, 1995, a First Amendment to the Amended and Restated Borrowing Agreement, dated as of May 6, 1996, a Second Amendment to the Amended and Restated Borrowing Agreement, dated as of September 30, 1996, a Third Amendment to the Amended and Restated Borrowing Agreement, dated as of January 31, 1997 and a Fourth Amendment to the Borrowing Agreement dated as of April 13, 1997 (collectively, the "Borrowing Agreement"), pursuant to which Lender has made certain loans to the Borrower; and

   WHEREAS, the Borrower and Lender desire to further amend the Borrowing Agreement.

   NOW THEREFORE, the Borrowing Agreement is amended as follows:

   1. Each capitalized term used in this Amendment (and not otherwise defined herein) shall have the same meaning as set forth in the Borrowing Agreement.

   2.  The definition of "Commitment Termination Date" as set forth in Section
       1.01 of the Borrowing Agreement is hereby amended and henceforth shall read as follows:

       "Commitment Termination Date" shall mean November 20, 1998, provided that upon the amendment, termination, expiration or supplementation of the Credit Agreement dated as of November 21, 1997 (the "Credit Agreement") among Lender, the banks listed therein, the Managing Agents referred to and defined therein, The Chase Manhattan Bank, as Administrative Agent, and Chase Securities Inc., as Documentation Agent, Lender may, upon ten
        (10) days' prior written notice to Borrower, modify the Commitment Termination Date to be that date which is two (2) business days prior to the expiration or termination of the Credit Agreement (as amended or supplemented) or of any revolving credit agreement entered into by Lender to replace the Credit Agreement.

   3. Section 2.01(a) of the Borrowing Agreement is hereby amended in its entirety and henceforth shall read as follows:

           (a) Revolving Loan Commitment. Subject to the terms and conditions of this Borrowing Agreement and relying upon representations, warranties and covenants of Borrower set forth herein, Lender shall make loans (all such loans made pursuant to this Section 2.01(a) being referred to herein collectively as the "Loans") to Borrower at any time and from time to time prior to the Commitment Termination Date, in an aggregate principal amount not exceeding at any one time outstanding $1,100,000,000 (the "Commitment"). Prior to the Commitment Termination Date, Lender shall have no obligation to make advances to the extent any requested advance would cause the principal amount outstanding under the

       Revolving Notes to exceed the Commitment, provided, that Lender may elect (but shall not be obligated) from time to time to make advances in excess of the Commitment.

   4. Except as provided herein, the terms and conditions of the Borrowing Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.


SPS TRANSACTION SERVICES, INC.            MORGAN STANLEY DEAN WITTER & CO.

By:/s/ Robert L. Wieseneck                By:/s/ Alexander Frank

Title: President                          Title: Treasurer